UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2017

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03        Material Modification to Rights of Security Holders.

The information in Item 5.03 below is incorporated herein by reference.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2017, CIM Commercial Trust Corporation (the “Company”) filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland to reclassify 9,000,000 shares of authorized but unissued preferred stock, $0.001 par value per share, of the Company as shares of Series L Preferred Stock (the “Series L Preferred Stock”).

Subject to the preferential rights of holders of any class or series of capital stock of the Company ranking senior to the Series L Preferred Stock and certain conditions as described in the Articles Supplementary, holders of the Series L Preferred Stock are entitled to receive if, as and when authorized by the Board of Directors and declared by the Company, preferential cumulative cash distributions in ILS on each share of Series L Preferred Stock at the rate of 5.5% per annum of the “Series L Stated Value,” which is initially 100 Israeli new shekels (“ILS”) and is subject to adjustment, as converted to U.S. Dollars (“USD”) at the weighted-average exchange rate at which proceeds from the offering of Series L Preferred Stock are converted from ILS to USD (the “Initial Exchange Rate”).

The distributions on each share of Series L Preferred Stock are cumulative from (and including) the date of issuance and are payable annually on the date selected by the Board of Directors (or its designee) (each, a “Series L Distribution Payment Date”), provided that a Series L Distribution Payment Date will be no earlier than December 1 of the year for which the distribution is declared and no later than January 31 of the year following the year for which such distribution is declared.  If the Company fails to timely declare distributions or fails to timely pay distributions on the Series L Preferred Stock, the annual dividend rate will temporarily increase by 1.0%, up to a maximum rate of 8.5%, as described in the Articles Supplementary.

From and after the fifth anniversary of the date of original issuance the Series L Preferred Stock, subject to certain conditions specified in the Articles Supplementary, the Company may redeem shares of Series L Preferred Stock at a redemption price equal to 100% of the Series L Stated Value (as converted to USD at the Initial Exchange Rate), plus all accrued and unpaid distributions.  Additionally, from and after the fifth anniversary of the date of original issuance of the Series L Preferred Stock, each holder of shares of Series L Preferred Stock will have the right to require the Company to redeem such shares at a redemption price equal to 100% of the Series L Stated Value (as converted to USD at the Initial Exchange Rate), plus, provided certain conditions specified in the Articles Supplementary are satisfied as of the applicable redemption date and the Company is otherwise permitted to pay distributions on the Series L Preferred Stock, all accrued and unpaid distributions, if any, up to and including the applicable redemption date.  Notwithstanding the foregoing, a holder of shares of Series L Preferred Stock may require the Company to redeem such shares at any time prior to the fifth anniversary of the date of original issuance of the Series L Preferred Stock if (1) the Company does not declare and pay in full the distributions on the Series L Preferred Stock for any annual period prior to such fifth anniversary (provided that the first distribution on the Series L Preferred Stock is not payable until January 2019) and (2) the Company does not declare and pay all accrued and unpaid distributions on the Series L Preferred Stock for all past dividend periods prior to the applicable holder redemption date.

The redemption price will be paid at the election of the Company, in its sole discretion, (1) in cash in ILS, based on the Current Exchange Rate (as defined below) on the third TASE Trading Day (as defined below) preceding the redemption payment date, (2) in shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), based on the lower of (i) the net asset value of the Company per share of Common Stock as most recently published by the Company as of the redemption date and (ii) the 20-day volume-weighted average price per share of the Common Stock as described in the Articles Supplementary, or (3) in any combination of cash, in ILS, and Common Stock, based on the foregoing conversion mechanisms.  The “Current Exchange Rate” is the weighted-average exchange rate at which a given distribution or payment is converted from USD to ILS in accordance with the Articles Supplementary.  A “TASE Trading Day” is any day on which the TASE is open for trading.

With respect to rights to the payment of dividends and other distributions, the Series L Preferred Stock ranks:  (1) senior to (i) all classes or series of Common Stock, except with respect to and only to the extent of the minimum dividend on the Common Stock, if any, announced by the Company before the end of the prior fiscal year (the “Initial Dividend”), and (ii) any other class or series of stock of the Company, the terms of which specifically provide that the holders of the Series L Preferred Stock are entitled to receive dividends and other distributions in preference or priority to the holders of shares of such class or series; (2) on a parity with any class or series of stock of the Company, the terms of which specifically provide that the holders of such class or series of stock and the Series L Preferred Stock are entitled to receive dividends and other distributions on parity and without preference or priority of one over the other (the “Parity Dividend Stock”); and (3) junior to (i) the Series A Preferred Stock, $0.001 par value per share, of the Company (the “Series A Preferred Stock”), (ii) the Common Stock, with respect to and only to the extent of the Initial Dividend, and (iii) any other class or series of stock of the Company the terms of which specifically provide that the holders of such class or series are entitled to receive dividends and other distributions in preference or priority to the holders of the Series L Preferred Stock.

With respect to the distribution of assets upon the liquidation, dissolution or winding up of the Company, the Series L Preferred Stock ranks:  (1) senior to the Common Stock both (i) to the extent of the Series L Stated Value and (ii) following payment of an amount equal to any unpaid Initial Dividend, to the extent of any accrued and unpaid distributions on the Series L Preferred Stock, senior to any other class or series of stock of the Company the terms of which specifically provide that the holders of the Series L Preferred Stock are entitled to receive amounts distributable upon the liquidation, dissolution or winding up of the Company in preference or priority to the holders of shares of such class or series (the “Junior Liquidation Stock”); (2) on a parity with (i) the Series A Preferred Stock, to the extent of the Series L Stated Value, and (ii) any other class or series of stock of the Company, the terms of which specifically provide that the holders of such class or series of stock and the Series L Preferred Stock are entitled to receive amounts distributable upon the liquidation, dissolution or winding up of the Company in proportion to their respective amounts of liquidation preferences, on parity and without preference or priority of one over the other (the “Parity Liquidation Stock”); and (3) junior to (i) the Series A Preferred Stock and the Common Stock, to the extent of the Initial Dividend, with respect to any accrued and unpaid distributions on Series L Preferred Stock, and (ii) any class or series of stock of the Company the terms of which specifically provide that the holders of such class or series are entitled to receive amounts distributable upon the liquidation, dissolution or winding up of the Company in preference or priority to the holders of the Series L Preferred Stock (the “Senior Liquidation Stock”).

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, after satisfaction of liabilities to creditors and subject to the preferential rights of holders of any class or series of Senior Liquidation Stock, before the Company may make or set apart any payment or distribution for the holders of any shares of Junior Liquidation Stock, the holders of shares of the Series L Preferred Stock will be entitled to be paid out of the assets of the Company that are legally available for distribution to the stockholders, a liquidation preference equal to the Series L Stated Value (as converted to USD at the Initial Exchange Rate) (the “Series L Liquidation Preference”).  Until the holders of the Series L Preferred Stock have been paid the Series L Liquidation Preference in full (plus any accrued and unpaid distributions on the Series L Preferred Stock that are payable in accordance with the Articles Supplementary), no payment will be made to any holder of Junior Liquidation Stock upon the liquidation, dissolution or winding up of the Company.  If upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the available assets of the Company, or proceeds thereof, distributable among the holders of the Series L Preferred Stock are insufficient to pay in full the Series L Liquidation Preference and the liquidating payments on any shares of any class or series of Parity Liquidation Stock (including any accrued and unpaid distributions that are required to be paid in accordance with the terms of such Parity Liquidation Stock), then such assets, or the proceeds thereof, will be distributed among the holders of the Series L Preferred Stock and any such Parity Liquidation Stock ratably in the same proportion as the respective amounts that would be payable on such Series L Preferred Stock and any such Parity Liquidation Stock if all amounts payable thereon were paid in full.

Prior to the fifth anniversary of the date of original issuance of Series L Preferred Stock, the Company will not be permitted to issue any preferred stock ranking senior to or on parity with the Series L Preferred Stock (with respect to the payment of dividends, other distributions, liquidation, and/or dissolution or winding up of the Company) unless the Minimum Fixed Charge Coverage Ratio, which is a ratio of (i) the Company’s earnings before interest, taxes, depreciation and amortization to (ii) amounts required to service the Company’s debt, calculated as set forth in the Articles Supplementary, is equal to or greater than 1.25:1.00 for the trailing 12-month period ending on the last day of the quarter preceding the date of such issuance.  The Company’s good faith determination of an applicable Minimum Fixed Charge Coverage Ratio will be binding absent manifest error for purposes of this restriction.

The foregoing description of the Articles Supplementary is only a summary and is qualified in its entirety by reference to the full text of the Articles Supplementary, which is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1

Articles Supplementary for the Series L Preferred Stock, dated November 15, 2017 (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 4 to the Form S-11 Registration Statement (333-218019) filed by the Company on November 15, 2017)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 21, 2017

CIM COMMERCIAL TRUST CORPORATION

	By:	/s/ David Thompson
David Thompson, Chief Financial Officer